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                                                                    EXHIBIT 4.10
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                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                    Depositor




                             BOMBARDIER CAPITAL INC.
                                    Servicer




                                       and




                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                     Trustee




                      Bombardier Receivables Master Trust I




                               AMENDMENT NUMBER 4


                            Dated as of May 31, 2002


                                       to


                         POOLING AND SERVICING AGREEMENT


                           Dated as of January 1, 1994


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         AMENDMENT NUMBER 4 dated as of May 31, 2002 (this "Amendment") to the
Pooling and Servicing Agreement dated as of January 1, 1994, as amended by Amendment Number 1 dated as of January 1, 1997, by Amendment Number 2 dated as of October 19, 1999 and by Amendment Number 3 dated as of October 19, 1999 (as amended by Amendment Number 1, Amendment Number 2 and Amendment Number 3, the "Agreement"), each among Bombardier Credit Receivables Corporation, a Delaware Corporation, as Depositor, Bombardier Capital Inc. ("BCI"), a Massachusetts corporation, as Servicer, and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS, as set forth in Section 13.01 of the Agreement, the Agreement may be amended without the consent of any of the Certificateholders provided that such action shall not as evidenced by an Opinion of Counsel for the Depositor, adversely affect in any material respect the interest of any Certificateholder or the interest of the Holder of the Variable Funding Certificate.

         WHEREAS, as set forth in Section 13.02(d) of the Agreement, upon the execution and delivery of the Servicer is required to deliver an Opinion of Counsel to the effect specified in Exhibit G-1 to the Agreement.

         WHEREAS, such Opinion of Counsel will be delivered to the Trustee as required under Section 13.01 and Section 13.02(d) of the Agreement simultaneously with the execution of this Amendment.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:

                                   ARTICLE I

         SECTION 1.01. Cross Reference to Definitions in Agreement. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Agreement.

         SECTION 1.02. Terms Confined to this Amendment. Whenever used in this Amendment, the following words shall have the following meanings:

         "Amendment" shall mean this Amendment Number 4 dated as of May 31, 2002 to the Agreement, as such Amendment Number 4 may be modified, amended and supplemented hereafter.

                                   ARTICLE II

         SECTION 2.01. There shall hereby be added to the Agreement Section 13.18, which shall read in its entirety as follows:



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                  SECTION 13.18. Sales of Receivables. Neither the Trust nor the
         Trustee acting on behalf of the Trust shall sell, pledge, liquidate or otherwise transfer or dispose of Receivables except pursuant to the provisions of this Agreement that permit or require such sale, pledge, liquidation or other transfer or disposition or as required by law.

                                  ARTICLE III

         SECTION 3.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 3.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

         SECTION 3.03. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

         SECTION 3.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year specified herein.


                                       BOMBARDIER CREDIT RECEIVABLES
                                       CORPORATION, Depositor



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



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                                       BOMBARDIER CAPITAL INC., Servicer



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:





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